   As filed with the Securities and Exchange Commission on December 22, 1999
                                                     Registration No. 333-______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               AT HOME CORPORATION
           (Exact name of the Registrant as specified in its charter)

                  DELAWARE                               77-0408542
        (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or organization)              Identification No.)

                               450 BROADWAY STREET
                         REDWOOD CITY, CALIFORNIA 94063
          (Address of principal executive offices, including zip code)

      OPTIONS OF HARTFORD HOUSE, LTD. ISSUED UNDER THE HARTFORD HOUSE, LTD.
           AMENDED AND RESTATED 1999 STOCK OPTION/STOCK ISSUANCE PLAN
                         AND ASSUMED BY THE REGISTRANT
                           (Full titles of the plans)

                               KENNETH A. GOLDMAN
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               AT HOME CORPORATION
                               425 BROADWAY STREET
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 569-5000
            (Name, address and telephone number of agent for service)
                                    Copy to:
                             Jeffrey R. Vetter, Esq.
                             Douglas N. Cogen, Esq.
                              Craig A. Menden, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                               Palo Alto, CA 94306

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                   PROPOSED             PROPOSED
                                    AMOUNT         MAXIMUM          MAXIMUM AGGREGATE     AMOUNT OF
   TITLE OF SECURITIES TO BE         TO BE      OFFERING PRICE          OFFERING         REGISTRATION
           REGISTERED            REGISTERED(1)   PER SHARE (2)          PRICE (2)             FEE
-----------------------------------------------------------------------------------------------------
Series A Common Stock,
$.01 par value                     3,011,447        $4.25             $12,798,650           $3,379
-----------------------------------------------------------------------------------------------------

(1) Represents the number of shares subject to options assumed from Hartford House, Ltd., a Delaware corporation, which was acquired by the Registrant on December 13, 1999.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(1) of the Securities Act of 1933, as amended (the "Securities Act"), based on the weighted average per share exercise price of the options assumed by the Registrant.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION (1)

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION (1)

        (1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                For the purposes of this registration statement, the terms "we," "our" and "us" refer to At Home Corporation, a Delaware corporation.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

                The following documents filed with the Commission are incorporated into this registration statement by reference:

        (a) Our annual report on Form 10-K for the fiscal year ended December 31, 1998, as amended on March 31, 1999 and on April 27, 1999;

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998, including: (1) our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1999; (2) our current report on Form 8-K filed on January 14, 1999, as amended on February 19, 1999;
                (3) our two current reports on Form 8-K filed on January 21, 1999; (4) our current report on Form 8-K filed on February 19, 1999; (5) our current report on Form 8-K filed on April 8, 1999;
                (6) our current report on Form 8-K filed on June 14, 1999 as amended August 13, 1999; (7) our current report on Form 8-K filed on August 2, 1999; (8) our current report on Form 8-K filed on October 27, 1999; (9) our current report on Form 8-K filed on December 6, 1999; and (10) our current report on Form 8-K filed on December 22, 1999.

        (c) The description of the Registrant's Series A common stock contained in the Registrant's registration statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

        As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability
        (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions,
        (ii) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Bylaws are not exclusive.

        The Registrant has entered into Indemnification Agreements with each of its directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

        The indemnification provision in the Registrant's Amended and Restated Certificate of Incorporation, Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

        The Registrant, with approval by the Registrant's Board of Directors, has obtained directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIM

        Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT                                          EXHIBIT
NUMBER                                            TITLE
-------                                          -------
4.01*          The Registrant's Fifth Amended and Restated Certificate of
               Incorporation, as filed with the Delaware Secretary of State on
               May 28, 1999 (incorporated by reference to Exhibit 4.01 of our registration statement on Form S-8, filed with the Commission on
               June 3, 1999 (File No. 333-79883)).

4.02*          The Registrant's Second Amended and Restated Bylaws effective
               July 16, 1997 (incorporated by reference to Exhibit 3.05 of our registration statement on Form S-1 declared effective by the Commission on July 11, 1997 (File No. 333-27323)).

4.03*          Hartford House, Ltd. Amended and Restated 1999 Stock
               Option/Stock Issuance Plan.

5.01 Opinion of Fenwick & West LLP regarding the legality of the securities to be offered.

23.01          Consent of Ernst & Young LLP, Independent Auditors.

23.02          Consent of Fenwick & West LLP (included in Exhibit 5.01).

24.01          Power of Attorney (see page 4).

* The exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                         [REMAINDER OF PAGE INTENTIONALLY LEFT BANK]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant, At Home Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on this 22nd day of December, 1999.


                                     AT HOME CORPORATION


                                     By: /s/ THOMAS A. JERMOLUK
                                        ------------------------------------
                                        Thomas A. Jermoluk
                                        Chairman and Chief Executive Officer


                                      POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas A. Jermoluk, Kenneth A. Goldman and David G. Pine, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                         DATE
---------                        -----                         ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ THOMAS A. JERMOLUK           Chairman and                  December 22, 1999
-----------------------------    Chief Executive Officer
Thomas A. Jermoluk

PRINCIPAL FINANCIAL OFFICER:

/s/ KENNETH A. GOLDMAN           Senior Vice President and     December 22, 1999
-----------------------------    Chief Financial Officer
Kenneth A. Goldman

PRINCIPAL ACCOUNTING OFFICER:


/s/ ROBERT A. LERNER             Corporate Controller          December 22, 1999
-----------------------------
Robert A. Lerner

SIGNATURE                        TITLE                         DATE
---------                        -----                         ----
ADDITIONAL DIRECTORS

/s/ WILLIAM R. HEARST III        Vice Chairman                 December 22, 1999
-----------------------------
William R. Hearst III


/s/ C. MICHAEL ARMSTRONG         Director                      December 22, 1999
-----------------------------
C. Michael Armstrong


                                 Director                      ___________, 1999
-----------------------------
George Bell


                                 Director                      ___________, 1999
-----------------------------
L. John Doerr


                                 Director                      ___________, 1999
-----------------------------
Raymond Liguori


/s/ JOHN C. MALONE               Director                      December 22, 1999
-----------------------------
John C. Malone


                                 Director                      ___________, 1999
-----------------------------
John C. Petrillo


/s/ BRIAN L. ROBERTS             Director                      December 22, 1999
-----------------------------
Brian L. Roberts


/s/ JAMES R. SHAW, JR.           Director                      December 22, 1999
-----------------------------
James R. Shaw, Jr.


/s/ DAVID M. WOODROW             Director                      December 17, 1999
-----------------------------
David M. Woodrow

                                  EXHIBIT INDEX

EXHIBIT                                      EXHIBIT
NUMBER                                        TITLE
-------                                      -------
4.03            Hartford House, Ltd. Amended and Restated 1999
                Stock Option/Stock Issuance Plan.

5.01            Opinion of Fenwick & West LLP.

23.01           Consent of Ernst & Young LLP, Independent Auditors.

23.02           Consent of Fenwick & West LLP (included in Exhibit 5.01).

24.01           Power of Attorney (see page 4).